EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2003, except as to the fourth, fifth, sixth and seventh paragraphs of Note 1, which are as of April 1, 2003, relating to the financial statements of Tripath Technology Inc., which appears in Tripath Technology's Annual Report on Form 10-K for the year ended December 31, 2002.




/s/ PricewaterhouseCoopers LLP



San Jose, California

August 22, 2003